Danziger & Hochman

CHARTERED ACCOUNTANTS

202 Bentworth Avenue
Toronto, Ontario
M6A 1P8

Tel: 416.730-8050 • Fax: 416.730-8382
www.danzigerhochman.ca
info@danzigerhochman.ca

June 9, 2006

Board of Directors
Astris Energi Inc.
2175-6 Dunwin Drive
Mississauga, Ontario, Canada
L5L 1X2

Dear Sirs:

This letter is to constitute our consent by reference in the Registration Statement on Form S-8 (No. 333-127384) of Astris Energi, Inc. of our report dated April 20, 2006 relating to the consolidated financial statements which appear in this Form 20-F.

Yours very truly,

DANZIGER & HOCHMAN

Brian Hochman